Exhibit 10.5(c)

BROWN & BROWN, INC.

PERFORMANCE STOCK AWARD AGREEMENT
(Key Corporate Leaders / Profit Center Leaders / Other Leaders)

This Performance Stock Award Agreement (this “Agreement”) is entered into as of _______________ (the “Date of Grant”), between Brown & Brown, Inc., a Florida corporation (together with its subsidiaries, the “Company”) and _________ (the “Grantee”), pursuant to the terms and conditions of the Brown & Brown, Inc. 2010 Stock Incentive Plan, as amended (the “Plan”). Any term capitalized but not defined in this Agreement will have the meaning set forth in the Plan.

The Plan provides to the Compensation Committee of the Board of Directors of the Company (the "Committee") the discretion and authority to grant Stock Grants to Employees or Directors, subject to the terms and conditions of the Plan and any additional terms provided by the Committee. Pursuant to the terms of the Plan, the Committee desires to grant performance-based shares of the common stock of the Company, par value $.10 per share (the "Common Stock"), to the Grantee in the form of a Stock Grant effective as of the Date of Grant. The Grantee desires to accept the grant of shares of Common Stock and agrees to be bound by the terms and conditions of the Plan and this Agreement. Accordingly, the Company and the Grantee hereby agree to the restrictions, terms, and conditions set forth below.

    1.    Grant of Performance Shares. The Company grants to the Grantee _____________ (________) shares of Common Stock (the “Performance Shares”). For purposes of this Agreement, the Performance Shares are divided into two (2) portions (each, a "Tranche"). Fifty percent (50%) of the Performance Shares shall be “Tranche 1 Performance Shares” and fifty percent (50%) of the Performance Shares shall be “Tranche 2 Performance Shares.”

    2.    Performance Conditions for Awarding of Performance Shares. Except as otherwise provided in Section 4 of this Agreement in the event of a Transfer of Control or the termination of the Grantee's employment with the Company as a result of death or Disability, the percentages, if any, of the Tranche 1 Performance Shares and the Tranche 2 Performance Shares that shall be treated as awarded (the "Awarded Performance Shares"), and therefore eligible to become vested and nonforfeitable in accordance with Section 3 of this Agreement, shall be based on the level of achievement of the applicable performance goals set forth below during the three-year (3-year) period beginning on _____________, and ending on _____________ (the “Performance Period”), subject to the terms and conditions of this Section 2.

(a)    Tranche 1 Performance Shares - Organic Sales Growth Condition. The extent to which, if any, the Tranche 1 Performance Shares become Awarded Performance Shares shall be based upon the Company's Average Organic Sales Growth (as defined below) during the Performance Period (the "Organic Sales Growth Condition"). The percentage, if any, of the Tranche 1 Performance Shares that become Awarded Performance Shares shall be determined in accordance with the following schedule:

Performance Level	Average Organic Sales Growth	Awarded Percentage of Tranche 1 Performance Shares
Maximum
High Target
Target
Low Target
Threshold
No Payout

If the actual performance level of the Company's Average Organic Sales Growth falls in between any of the Performance Levels listed in the schedule above, the percentage of the Tranche 1 Performance Shares that become Awarded Performance Shares shall be determined based on straight-line interpolation. The Company's "Average Organic Sales Growth" for the Performance Period shall be determined by calculating the simple average of the Company’s Annual Internal Growth Rate (as defined below) over the Performance Period. The Company’s “Annual Internal Growth Rate” means the growth rate of Core Organic Commissions and Fees (as defined below) as reported in the Internal Growth Schedule prepared by the Corporate Accounting Department of the Company in support of the Company’s Annual Report on Form 10-K (or such comparable or equivalent schedule as may be prepared in accordance with legal or accounting rule requirements associated with future filings). “Core Organic Commissions and Fees” is defined as “core commissions and fees” less (i) the core commissions and fees earned for the first twelve months by newly-acquired operations and (ii) divested business (core commissions and fees generated from offices, books of business or niches sold or terminated during the comparable period). The term “core commissions and fees” excludes profit-sharing contingent commissions and guaranteed supplemental commissions ("GSCs"). The calculation of the Average Organic Sales Growth may be subject to adjustment for such items (for example, items that are unusual in nature or infrequently occurring) as, in the discretion of the Committee, are determined to be appropriately disregarded for all grantees whose agreements include an Organic Sales Growth Condition. Any such determination and approval made by the Committee shall be final and binding upon the Grantee, the Company, their respective heirs, administrators, personal representatives, successors, assigns, and all other interested persons.

(b)    Tranche 2 Performance Shares - EPS Condition. The extent to which, if any, the Tranche 2 Performance Shares become Awarded Performance Shares shall be based upon the Compound Annual Growth Rate (the "CAGR") of the Company's cumulative earnings per share during the Performance Period (the "EPS Condition"). The percentage, if any, of the Tranche 2 Performance Shares that become Awarded Performance Shares shall be determined in accordance with the following schedule:

Performance Level	Cumulative Earnings Per Share	CAGR	Awarded Percentage of Tranche 2 Performance Shares
Maximum
High Target
Target
Low Target
Threshold
No Payout

If the actual performance level of the CAGR of the Company's earnings per share falls in between any of the Performance Levels listed in the schedule above, the percentage of the Tranche 2 Performance Shares that become Awarded Performance Shares shall be determined based on straight-line interpolation. The CAGR of the Company's earnings per share for the Performance Period shall be determined by comparison of the earnings per share, as adjusted by the Committee in its discretion to exclude the effect of certain items that were unusual in nature or infrequently occurring, for the twelve-month period ending __________, that is $______ per share, to the sum of the earnings per share for the twelve-month periods ending ___________________. For purposes of this Agreement, the Company's earnings per share shall be calculated in accordance with generally accepted accounting principles recognized in the United States of America (“GAAP”), except that such calculation shall be (i) without regard to the impact of the line item in the Company’s income statement filed as part of the Company’s Annual Report on Form 10-K relating to the change in earn-out payments associated with acquisitions captioned “Change in estimated acquisition earnout payables,” required by Accounting Standards Codification Topic 805 - Business Combinations, or any comparable or equivalent amount reported in future filings pursuant to future accounting rule requirements, and (ii) subject to adjustment for such items (for example, items that are unusual in nature or infrequently occurring) as, in the discretion of the Committee, are determined to be appropriately disregarded for all grantees whose agreements include an EPS Condition. Any such determination and approval made by the Committee shall be final and binding upon the Grantee, the Company, their respective heirs, administrators, personal representatives, successors, assigns, and all other interested persons.

(c)    Procedure. The applicable percentage, if any, of each Tranche shall become Awarded Performance Shares on the date on which the Committee determines and certifies in writing the level of achievement of the performance goal applicable to the Tranche (the "General Awarded Date"), provided that the Grantee has been continuously employed by the Company since the Date of Grant. For the avoidance of doubt, the Committee's certifications of the levels of achievement of the performance goals for the Tranche 1 Performance Shares and the Tranche 2 Performance Shares may occur on different dates, and therefore the General Awarded Dates applicable to the Tranches are not required to be identical. Also for the avoidance of doubt, any reference in this Agreement to Awarded Performance Shares that does not include a reference to either of the Tranches shall be a reference to the Performance Shares in both Tranches that become Awarded Performance Shares pursuant to either this Section 2 or Section 4 of the Agreement. The Committee's determination and written certification shall be based on the actual level of achievement of the applicable performance goal, in accordance with the provisions of the Plan and this Agreement, including, without limitation, the provisions of the Plan and this Agreement relating to adjustment for items that are unusual in nature or infrequently occurring. The Committee's determination and certification shall be final, binding, and conclusive on all persons, including but not limited to the Company and the Grantee. The Grantee shall not be entitled to any claim or recourse if any action or inaction by the Company, or any other circumstance or event, including any circumstance or event outside the control of the Grantee, adversely affects the level of achievement, or in any way prevents the satisfaction, of the applicable performance goal.

(d)    Forfeiture. Except as otherwise provided in Section 4 of this Agreement in the event of a Transfer of Control or the termination of the Grantee's employment with the Company as a result of the Grantee's death or Disability, if the Grantee's employment with the Company terminates for any reason before the General Awarded Date for a Tranche, the Grantee's interest in one hundred percent (100%) of the Performance Shares in the Tranche shall be forfeited immediately upon the Grantee's termination of employment with the Company. In addition, except as otherwise provided in Section 4 of this Agreement, any Performance Shares in a Tranche that do not become Awarded Performance Shares on the General Awarded Date for the Tranche based on the Committee's determination and written certification of the level of achievement of the performance goal applicable to the Tranche shall be forfeited immediately on such General Awarded Date and shall not be eligible to become vested and nonforfeitable in accordance with Section 3 of this Agreement.

3.    Employment Condition for Vesting of Awarded Performance Shares. Except as otherwise provided in Section 4 of this Agreement in the event of the Grantee's attainment of age 64, a Transfer of Control, or the termination of the Grantee's employment with the Company as a result of death or Disability, the Grantee's interest in the Awarded Performance Shares shall become fully vested and nonforfeitable on the fifth (5th) anniversary of the Date of Grant, provided that the Grantee has been continuously employed by the Company since the Date of Grant. Except as otherwise provided in Section 4 of this Agreement, if the Grantee's employment terminates for any reason before the fifth (5th) anniversary of the Date of Grant, the Grantee's interest in one hundred percent (100%) of the Awarded Performance Shares shall be forfeited. For the avoidance of doubt, any reference in this Agreement to "employment with the Company" or "employed by the Company" shall be deemed to include service as a non-Employee member of the Company's Board of Directors, and a Grantee's continuous employment with the Company shall not be considered interrupted in the event of a change in the status of the Grantee from Employee to non-Employee Director, or from non-Employee Director to Employee.

4.    Treatment of Performance Shares upon Attainment of Age 64, Transfer of Control, or Termination of Employment as a Result of Death or Disability. The purpose of this Section 4 is to provide special rules that may apply to the awarding or vesting, or both the awarding and vesting, of Performance Shares in the event of the Grantee's attainment of age 64, a Transfer of Control, or the termination of the Grantee's employment with the Company as a result of the Grantee's death or disability. For the avoidance of doubt, a reference to the occurrence of an event "prior to the General Awarded Date" shall mean that the event occurs before the Committee determines and certifies in writing the level of achievement of the applicable performance goal in accordance with Section 2(c) of this Agreement, and therefore before any portion of the affected

Performance Shares become Awarded Performance Shares in accordance with Section 2(c) of this Agreement. Similarly, a reference to the occurrence of an event "on or after the General Awarded Date" shall mean that the event occurs after the Committee determines and certifies in writing the level of achievement of the applicable performance goal in accordance with Section 2(c) of this Agreement, and therefore after the applicable portion, if any, of the affected Performance Shares have become Awarded Performance Shares in accordance with Section 2(c) of this Agreement.

(a)    Attainment of Age 64.

(1)    Attainment of Age 64 Prior to General Awarded Date - No Effect on Awarding of Performance Shares. If the Grantee attains age 64 prior to the General Awarded Date, the determination of whether and to what extent the Performance Shares become Awarded Performance Shares shall be determined in accordance with the provisions of Section 2 of this Agreement without regard to the Grantee's age. For the avoidance of doubt, no portion of the Performance Shares shall become Awarded Performance Shares as a result of the Grantee's attainment of age 64.

(2)    Effect of Attainment of Age 64 on the Vesting of Awarded Performance Shares. If the Grantee attains age 64 before the fifth (5th) anniversary of the Date of Grant, this Section 4(a)(2) shall govern the timing and the extent of the vesting and nonforfeitability of the Performance Shares, if any, that become Awarded Performance Shares in accordance with Section 2 of this Agreement. This Section 4(a)(2) shall supersede the standard vesting provision contained in Section 3 of this Agreement only to the extent that it results in accelerated vesting of the Awarded Performance Shares, and it shall not result in a delay of any vesting of any Awarded Performance Shares that otherwise would occur under the terms of the standard vesting provision contained in Section 3 of this Agreement. The application of the special vesting rules of this Section 4(a)(2) shall depend upon whether the Grantee attains age 64 on or before the General Awarded Date, or attains age 64 after the General Awarded Date.

(A)    Attainment of Age 64 on or before the General Awarded Date. If the Grantee attains age 64 on or before the General Awarded Date, a portion of the Performance Shares, if any, that become Awarded Performance Shares on the General Awarded Date shall become vested and nonforfeitable on the General Awarded Date, provided that the Grantee has been continuously employed by the Company since the Date of Grant. The portion of the Awarded Performance Shares that become vested and nonforfeitable on the General Awarded Date shall be the number of Awarded Performance Shares multiplied by a fraction, the numerator of which shall equal the number of full years since the Date of Grant, and the denominator of which shall equal five (5). An additional one-fifth (1/5) of the Awarded Performance Shares shall become vested and nonforfeitable on each subsequent anniversary of the Date of Grant until the fifth (5th) anniversary of the Date of Grant, so long as Grantee continues to be employed by the Company.

(B)    Attainment of Age 64 after the General Awarded Date. If the Grantee attains age 64 after the General Awarded Date, a portion of the Performance Shares, if any, that become Awarded Performance Shares on the General Awarded Date shall become vested and nonforfeitable on the first anniversary of the Date of Grant that coincides with or follows the Grantee's attainment of age 64, provided that the Grantee has been continuously employed by the

Company since the Date of Grant. The portion of the Awarded Performance Shares that become vested and nonforfeitable on the first anniversary of the Date of Grant that coincides with or follows the Grantee's attainment of age 64 shall be the number of Awarded Performance Shares multiplied by a fraction, the numerator of which shall equal the number of full years since the Date of Grant, and the denominator of which shall equal five (5). An additional one-fifth (1/5) of the Awarded Performance Shares shall become vested and nonforfeitable on each subsequent anniversary of the Date of Grant until the fifth (5th) anniversary of the Date of Grant, so long as Grantee continues to be employed by the Company.

(b)    Transfer of Control.

(1)    Prior to General Awarded Date.

(A)    Awarding of Performance Shares following Transfer of Control. If a Transfer of Control occurs after the Date of Grant but prior to the General Awarded Date, a percentage of each of the Tranche 1 Performance Shares and the Tranche 2 Performance Shares shall become Awarded Performance Shares, provided that the Grantee has been continuously employed by the Company since the Date of Grant. The percentage of the Performance Shares in each Tranche that become Awarded Performance Shares shall be the greater of:

1.    100% of the Performance Shares in the Tranche; or

2.    the percentage of the Performance Shares in the applicable Tranche determined in accordance with the schedule in Section 2(a) with respect to the Tranche 1 Performance Shares or Section 2(b) with respect to the Tranche 2 Performance Shares, based on the actual level of achievement (up to the maximum level of achievement for each Tranche set forth in Section 2) of the performance goal applicable to the Tranche from the first day of the Performance Period to the date on which the Transfer of Control occurs.

The applicable percentage of each Tranche shall become Awarded Performance Shares on the date on which the Committee determines and certifies in writing the level of achievement of the performance goal applicable to the Tranche (the "Transfer of Control Awarded Date"). For the avoidance of doubt, the Committee's written certifications of the achievement of the performance goals for the Tranche 1 Performance Shares and the Tranche 2 Performance Shares may occur on different dates, and therefore the Transfer of Control Awarded Dates applicable to the Tranches are not required to be identical. The Committee's determination and written certification shall be based on the actual level of achievement of the applicable performance goal, in accordance with the provisions of the Plan and this Agreement, including, without limitation, the provisions of the Plan and this Agreement relating to adjustment for items that are unusual in nature or infrequently occurring. The Committee's determination and written certification shall be final, binding, and conclusive on all persons, including but not limited to the Company and the Grantee. The Grantee shall not be entitled to any claim or recourse if any action or inaction by the Company, or any other circumstance or event, including any circumstance or event outside the control of the Grantee, adversely affects the level of achievement, or in any way prevents the satisfaction, of the applicable performance goal.

(B)    Vesting of Awarded Performance Shares following Transfer of Control. Unless the Grantee's employment with the Company terminates by reason of Termination After Transfer of Control (as defined below) after the Transfer of Control Awarded Date but prior to the fifth (5th) anniversary of the Date of Grant, the Grantee's interest in the Performance Shares that become Awarded Performance Shares in accordance with Section 4(b)(1)(A) above shall become fully vested and nonforfeitable on the fifth (5th) anniversary of the Date of Grant, provided that the Grantee has been continuously employed by the Company since the Date of Grant. However, if the Grantee’s employment with the Company terminates by reason of Termination After Transfer of Control (as defined below) but prior to the fifth (5th) anniversary of the Date of Grant, the Performance Shares that become Awarded Performance Shares in accordance with Section 4(b)(1)(A) above shall become fully vested and nonforfeitable as of the date of such Termination After Transfer of Control. For purposes of this Section 4(b), the following definitions shall apply:

1.     “Termination After Transfer of Control” shall mean either of the following events occurring after a Transfer of Control:

a.    termination by the Company of the Grantee’s employment with the Company, within twelve (12) months following a Transfer of Control, for any reason other than Termination for Cause (as defined below); or

b.    upon Grantee’s Constructive Termination (as defined below), the Grantee’s resignation from employment with the Company within twelve (12) months following the Transfer of Control.

Notwithstanding any provision herein to the contrary, Termination After Transfer of Control shall not include any termination of the Grantee’s employment with the Company which: (i) is a Termination for Cause (as defined below); (ii) is a result of the Grantee’s death or Disability; (iii) is a result of the Grantee’s voluntary termination of employment with the Company other than upon Constructive Termination (as defined below); or (iv) occurs prior to the effectiveness of a Transfer of Control.

2.     “Termination for Cause” shall mean termination by the Company of the Grantee’s employment with the Company for any of the following reasons: (i) theft, dishonesty, or falsification of any employment or Company records; (ii) improper use or disclosure of the Company’s confidential or proprietary information; (iii) the Grantee’s failure or inability to perform any reasonable assigned duties after written notice from the Company of, and a reasonable opportunity to cure, such continued failure or inability; (iv) any material breach by the Grantee of any employment agreement between the Grantee and Company, which breach is not cured pursuant to the terms of such agreement; or (v) the Grantee’s conviction of any criminal act which, in the Company’s discretion, impairs Grantee’s ability to perform his or her duties with the Company. Termination for Cause pursuant to the foregoing shall be determined in the discretion of the Company.

3.     “Constructive Termination” shall mean any one or more of the following:

a.    without the Grantee’s express written consent, the assignment to the Grantee of any duties, or any limitation of the Grantee’s responsibilities, substantially inconsistent with the Grantee’s positions, duties, responsibilities and status with the Company immediately prior to the date of a Transfer of Control;

b.    without the Grantee’s express written consent, the relocation of the principal place of the Grantee’s employment to a location that is more than fifty (50) miles from the Grantee’s principal place of employment immediately prior to the date of a Transfer of Control, or the imposition of travel requirements substantially more demanding of the Grantee than such travel requirements existing immediately prior to the date of a Transfer of Control;

c.    any failure by the Company to pay, or any material reduction by the Company of, (i) the Grantee’s base salary in effect immediately prior to the date of the Transfer of Control (unless reductions comparable in amount an duration are concurrently made for all other employees of the Company with responsibilities, organizational level and title comparable to the Grantee’s), or (ii) the Grantee’s bonus compensation, if any, in effect immediately prior to the date of the Transfer of Control (subject to applicable performance requirements with respect to the actual amount of bonus compensation earned by the Grantee); or

d.    any failure by the Company to (i) continue to provide the Grantee with the opportunity to participate, on terms no less favorable than those in effect for the benefit of any employee group which customarily includes a person holding the employment position or a comparable position with the Company then held by the Grantee, in any benefit or compensation plans and programs, including, but not limited to, the Company’s life, disability, health, dental, medial, savings, profit sharing, stock purchase and retirement plans, if any, in which the Grantee was participating immediately prior to the date of the Transfer of Control, or their equivalent, or (ii) provide the Grantee with all other fringe benefits (or their equivalent) from time to time in effect for the benefit of any employee group which customarily includes a person holding the employment position or a comparable position with the Company then held by the Grantee.

(2)    On or After Awarded Date. If the Grantee’s employment with the Company terminates by reason of Termination After Transfer of Control after the General Awarded Date, but before the Grantee's interest in the Awarded Performance Shares becomes fully vested and nonforfeitable in accordance with Section 3 of this Agreement or is forfeited, the Awarded Performance Shares shall become fully vested and nonforfeitable as of the date of such Termination After Transfer of Control.

(c)    Termination of Employment as a Result of Death or Disability.

(1)     Prior to General Awarded Date. If the Grantee's employment with the Company terminates as a result of the Grantee's death or Disability after the Date of Grant but prior to the General Awarded Date or forfeiture of the Grantee's interest in the Performance Shares, a portion of the Performance Shares shall become vested and nonforfeitable on the date on which the Grantee's employment terminates. The portion of the Performance Shares that shall become vested and nonforfeitable pursuant to this Section 4(c)(1) shall be the number of Performance Shares that are granted in Section 1 of this Agreement multiplied by a fraction, the numerator of which shall equal the number of full months of the Grantee's employment with the Company during the Performance Period, and the denominator of which shall equal thirty-six (36).

(2)    On or After General Awarded Date. If the Grantee’s employment with the Company terminates as a result of Grantee’s death or disability after the General Awarded Date or the Transfer of Control Awarded Date, as applicable, but before the Grantee's interest in the Awarded Performance Shares becomes fully vested and nonforfeitable in accordance with Section 3 of this Agreement or is forfeited, the Awarded Performance Shares shall become fully vested and nonforfeitable on the date on which the Grantee's employment with the Company terminates.

5.    Adjustments in Number of Performance Shares. If the shares of the Common Stock are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split, stock dividend or combination of shares, the number and kind of Performance Shares shall be equitably adjusted to reflect such changes in accordance with the Plan. Any such adjustment made by the Company's Board of Directors or the Committee shall be final and binding upon the Grantee, the Company, their respective heirs, administrators, personal representatives, successors, assigns, and all other interested persons.

6.    Delivery of Vested Performance Shares; No Fractional Shares. Subject to the provisions of Section 11 relating to tax withholding, the delivery to the Grantee of the Performance Shares that become fully vested and nonforfeitable under Section 3 or Section 4 of this Agreement shall be, at the Company’s option, evidenced by a share certificate delivered to the Grantee, or other physical or electronic evidence of Common Stock ownership, including, without limitation, deposit of shares into a stock brokerage account maintained for the Grantee or credit to a book-entry account for the benefit of the Grantee maintained by the Company’s stock transfer agent or its designee. Notwithstanding any provision of this Agreement to the contrary, any fractional share that would otherwise result from the application of any provision of this Agreement shall be rounded down to the nearest whole number, as determined by the Committee in its discretion.

7.    Dividend Rights. If a cash dividend is declared on shares of the Common Stock after the General Awarded Date or Transfer of Control Awarded Date, whichever is applicable, but before the Grantee's interest in the Awarded Performance Shares becomes fully vested and nonforfeitable or is forfeited, the Company shall pay the cash dividend directly to the Grantee with respect to the Awarded Performance Shares. If a stock dividend is declared after the General Awarded Date or Transfer of Control Awarded Date, whichever is applicable, but before the Grantee's interest in the Awarded Performance Shares becomes fully vested and nonforfeitable or is forfeited, the stock dividend shall be treated as part of the grant of that portion of the related Awarded Performance Shares, and the Grantee's interest in such stock dividend shall become vested and nonforfeitable, or shall be forfeited, at the same time as the Awarded Performance Shares with respect to which the stock dividend was paid becomes vested and nonforfeitable or are forfeited. The disposition of each other form of dividend that may be declared after the General Awarded Date or Transfer of Control Awarded Date, whichever is applicable, but before the Grantee's interest in the Awarded Performance Shares becomes fully vested and nonforfeitable or is forfeited, shall be made in accordance with such rules as the Committee may adopt with respect to such dividend.

8.    Voting Rights. The Grantee shall be allowed to exercise voting rights with respect to the Awarded Performance Shares after the General Awarded Date or Transfer of Control Awarded Date, whichever is applicable, even though the Grantee's interest in such Performance Shares has not yet become fully vested and nonforfeitable.

9.    Administration. The Committee shall have the power to interpret this Agreement and to adopt such rules for the administration, interpretation, and application of the Agreement as are consistent with the Plan, and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Grantee, the Company, and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement or any similar agreement to which the Company is a party.

10.    Non-Transferability.

(a)    In General. Neither the Performance Shares nor any interest or right therein or part thereof shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition is voluntary or involuntary or by operation of law, by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 10 shall not prevent transfers by will or by the applicable laws of descent and distribution or by a beneficiary designation in accordance with this Section 10.

(b)    Beneficiary Designations. The Grantee may designate a beneficiary or beneficiaries to exercise any rights or receive any benefits with respect to the Performance Shares following the Grantee’s death. To be effective, such designation must be made in accordance with such procedures and in such written or electronic form as prescribed by the Company (or its designee) for such purpose. If the Grantee fails to designate a beneficiary, or if no designated beneficiary survives the Grantee’s death, the Grantee’s estate shall be deemed the Grantee’s beneficiary. A beneficiary designation may be changed or revoked by the Grantee’s sole action, provided that the change or revocation is made in accordance with such procedures and in such written or electronic form as prescribed by the Company (or its designee) for such purpose. Unless otherwise provided in the beneficiary designation, each designation made by the Grantee will revoke all prior designations made by the Grantee.

11.    Withholding. The Grantee shall pay all applicable federal and state income and employment taxes that the Company is required to withhold at any time with respect to the Performance Shares. Such payment shall be made in full by the deduction from the number of vested and nonforfeitable Performance Shares otherwise deliverable by Company upon vesting and nonforfeitability of any portion of the Performance Shares, the smallest number of whole shares which, when multiplied by the fair market value of a share of the Common Stock on the vesting date, is sufficient to satisfy the amount of such tax withholding requirement. Grantee's entry into this Agreement shall confirm Grantee’s instruction and authorization to the Company to satisfy withholding obligations with respect to the Performance Shares in this manner.

12.    Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary and any notice to be given to the Grantee shall be addressed to the address on file for the Grantee with the Company’s Employee Compensation (Payroll) Department. By a notice given pursuant to this Section 12, either party may hereafter designate a different address for notices to be given to such party. Any notice required to be given to the Grantee shall, if the Grantee is then deceased, be given to the Grantee's personal representative if such representative has previously informed the Company of such representative’s status and address by written notice under this Section 12. Any notice shall have been deemed duly given when enclosed in a properly sealed envelope addressed as aforesaid, deposited (with postage prepaid) in a United States postal receptacle.

13.    Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

14.    Disposition. Upon receipt of any of the Performance Shares as a result of the satisfaction of all conditions to the grant of the Performance Shares, the Grantee shall, if requested by the Company in order to assure compliance with applicable law, hold such Performance Shares for investment and not with the view toward resale or distribution to the public and, if so requested by the Company, shall deliver to the Company a written statement signed by the Grantee and satisfactory to the Company to that effect. In such instance, the Grantee shall give prompt notice to the Company of any disposition or other transfer of any Performance Shares acquired under this Agreement. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Grantee in such disposition or other transfer.

15.    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one agreement.

16.    Severability. If any provision, or any part thereof, of this Agreement should be held by any court to be illegal, invalid or unenforceable, either in whole or in part, such illegality, invalidity or unenforceability shall not affect the legality, validity or enforceability of the remaining provisions, or any part thereof, all of which shall remain in full and effect.

17.    Entire Agreement; Amendments. This Agreement (including any documents or instruments referred to herein) constitutes the entire agreement regarding the Performance Shares among the parties and supersedes all prior agreements, and understandings, both written and oral, among the parties with respect to the subject matter hereof. The Committee may amend this Agreement, provided that if the Committee determines, in its discretion, that an amendment of this Agreement is likely to materially impair the rights of the Grantee, such amendment shall not be implemented without the consent of the Grantee, except to the extent that such amendment is required for compliance with applicable law, stock market or exchange rules and regulations, or accounting or tax rules and regulations.

18.    Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida, without regard to choice of law principles.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties as of the date first written above.

BROWN & BROWN, INC.

By: _______________________________

GRANTEE

_______________________________

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